UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2016

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Duffy Employment Agreement

On December 7, 2016, the Compensation Committee of the Board of Directors (the "Board") of CME Group Inc. (the "Company") recommended and the Board approved a revised employment agreement with Terrence A. Duffy, the Company’s Chairman and Chief Executive Officer.

The following is a summary of the key terms of this agreement, which replace Mr. Duffy’s existing agreement dated as of November 11, 2015. A copy of the new employment agreement for Mr. Duffy is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein. The description below is only a summary of the terms of the employment agreement and is qualified in its entirety by the complete text of the new employment agreement.

Under the terms of his agreement, Mr. Duffy’s minimum annual base salary is $1,500,000. Mr. Duffy’s future target bonus opportunity under the Company’s incentive plan shall be 175% of his annual base salary earned and his future target grant date value equity award opportunity shall be 350% of his annual base salary. Actual awards granted under such plans shall be approved by the Compensation Committee. Mr. Duffy is also entitled to employee benefits consistent with programs in place for other senior executives of the Company, including life insurance and long-term disability coverage.

In the event of a termination of Mr. Duffy’s employment by the Company without cause, as defined in the agreement, in addition to his accrued benefits, Mr. Duffy is entitled to a one time lump sum severance payment equal to two times his then current base salary, which payments are subject to Mr. Duffy’s timely execution and delivery of a general release. Additionally, upon such a termination and subject to Mr. Duffy’s timely execution and delivery of a general release, all of Mr. Duffy’s outstanding unvested time-vesting equity awards that were granted after November 4, 2010 will automatically vest and in the case of stock options and stock appreciation rights will remain exercisable for a period of four years from the date of termination (but not beyond the maximum term of the award). All of Mr. Duffy’s performance-based equity awards shall become vested or be forfeited solely based on actual performance measured over the full performance term.

In the event of a change of control, as defined in the agreement, prior to termination of Mr. Duffy’s employment, all of Mr. Duffy’s unvested time-vesting equity awards shall become vested and all of Mr. Duffy’s performance-based equity awards shall become vested or be forfeited solely based on actual performance measured over the full performance term (unless a more favorable treatment is provided in the agreement evidencing the particular award or applies to the award pursuant to the operation of the applicable plan under which the award was granted, in which case such more favorable treatment will apply). If Mr. Duffy is involuntarily terminated without cause within 60 days prior to a change of control, all of his unvested time-vesting equity awards that would have been outstanding had he been employed on the date of the change of control will become vested and all of Mr. Duffy’s performance-based equity awards shall become vested or be forfeited solely based on actual performance measured over the full performance term (unless a more favorable treatment is provided in the agreement evidencing the particular award or applies to the award pursuant to the operation of the applicable plan under which the award was granted, in which case such more favorable treatment will apply).

In the event of Mr. Duffy’s death or disability, as defined in the agreement, all unvested time-vesting equity awards granted after November 4, 2010 will vest and in the case of stock options and stock appreciation rights will remain exercisable for a period of four years from the date of the event (but not beyond the maximum term of the award) and all of Mr. Duffy’s performance-based equity awards shall vest at the target level of performance and become payable within thirty (30) days following the date of death or such termination of employment.

In the event of Mr. Duffy’s disability or following any termination of Mr. Duffy’s employment by him voluntarily or by the Company without cause, Mr. Duffy will also be entitled to receive insurance and health benefits until the earlier to occur of (i) the fourth anniversary of the expiration or termination, as applicable, or (ii) the date Mr. Duffy is covered by comparable insurance and health benefits.

The agreement also contains provisions prohibiting Mr. Duffy during the term of his employment, and for one year thereafter, from being employed in an executive or managerial capacity by, or providing, whether as an employee, partner, independent contractor, consultant or otherwise, any services of an executive or managerial nature, or any services similar to those provided by Mr. Duffy to the Company, to a competing business.

If Mr. Duffy is employed by the Company on December 31, 2017, all outstanding unvested time-vesting equity awards granted to Mr. Duffy after November 4, 2010 and prior to November 11, 2015 will vest and all of Mr. Duffy’s performance-based equity awards granted during such period shall become vested or be forfeited solely based on actual performance measured over the full performance term, which vesting is subject to Mr. Duffy’s timely execution and delivery of a general release.

At the expiration of the term of the agreement on December 31, 2020, if Mr. Duffy is employed by the Company, all outstanding unvested time-vesting equity awards granted to Mr. Duffy after November 11, 2015 will vest and all of Mr. Duffy’s performance-based equity awards granted during such period shall become vested or be forfeited solely based on actual performance measured over the full performance term, which vesting is subject to Mr. Duffy’s timely execution and delivery of a general release.

All equity awards granted to Mr. Duffy prior to November 4, 2010 will continue to be governed by the terms and conditions of such awards at the time of grant. Mr. Duffy’s agreement will expire on December 31, 2020, unless sooner terminated by the Company or Mr. Duffy.

New Senior Management Positions

As described in the press release attached to this report as Exhibit 99.1, on December 7, 2016, the Board approved new management positions. Kimberly S. Taylor, 55, will serve in a newly created role as President, Clearing & Post-Trade Services with responsibility for the Company’s clearing house, post-trade and digitization businesses. Julie Winkler, 42, will serve as the Company’s Chief Commercial Officer overseeing sales, product marketing, research and product development functions. In connection with these changes, Bryan T. Durkin, 56, who was appointed as President on November 9, 2016, will serve as the principal operating officer of the Company, overseeing the Company’s technology and global operations functions.

Severance Protection Agreements

On December 7, 2016, the Compensation Committee approved substantially identical Severance Protection Agreements with certain of the Company's executive officers, including Mr. Pietrowicz, Ms. Taylor and Mr. Durkin (but not Mr. Duffy who is party to the employment agreement described above).

The following is a summary of the key terms of each Severance Protection Agreement. A copy of the form of Severance Protection Agreement is attached to this report as Exhibit 10.2 and is incorporated herein by reference as though fully set forth herein. The description below is only a summary of the terms of the Severance Protection Agreements and is qualified in its entirety by the complete text of the agreements themselves.

Each of the Severance Protection Agreements has a term which runs through December 31, 2018, following which the agreement will terminate unless extended by mutual agreement of the Company and the executive. The Severance Protection Agreements provide that in the event that the executive is terminated during the term of the agreement by the Company without "Cause" (as defined in the Severance Protection Agreement), the executive will be entitled to (i) a lump sum severance payment equal to 150% of the executive's annual base salary, (ii) accelerated vesting of restricted stock scheduled to vest in the 18 month period following termination, (iii) continued eligibility to vest in performance vesting equity awards for which the performance period ends during the 18 month period following termination (with vesting to be based on actual results), (iv) Company payment of COBRA premiums for 18 months following termination and (v) six months of outplacement services. Such severance payment and benefits are subject to the executive executing a release of claims in favor of the Company and certain affiliated parties.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2016, the Board amended the Company’s Amended and Restated Bylaws (the "Bylaws") to reflect Mr. Duffy’s role as Chairman and Chief Executive Officer as well as to add certain qualifications for members of the Board of Directors.

This description of the amendments to the Bylaws is not complete and is qualified in its entirety by reference to the text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Copies of the following exhibits are attached to this report and are incorporated herein by reference as though each was fully set forth herein:

Exhibit 3.1 Twelfth Amended and Restated Bylaws of CME Group Inc.

Exhibit 10.1 Agreement, effective as of December 7, 2016, by and between CME Group Inc. and Terrence A. Duffy

Exhibit 10.2 Form of Severance Protection Agreement

Exhibit 99.1 Press Release issued by CME Group Inc., dated December 9, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

December 9, 2016	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Senior Managing Director, General Counsel & Assistant Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Twelfth Amended and Restated Bylaws of CME Group Inc.
10.1	Agreement, effective as of December 7, 2016, by and between CME Group Inc. and Terrence A. Duffy
10.2	Form of Severance Protection Agreement
99.1	Press Release issued by CME Group Inc., dated December 9, 2016